As filed with the Securities and Exchange Commission on March 1, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Xilio Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	85-1623397
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

828 Winter Street, Suite 300 Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

2021 Stock Incentive Plan

2021 Employee Stock Purchase Plan

(Full Title of the Plan)

René Russo

President and Chief Executive Officer

Xilio Therapeutics, Inc.

828 Winter Street, Suite 300

Waltham, Massachusetts 02451

(Name and Address of Agent for Service)

(617) 430-4680

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Chris Frankenfield

General Counsel

Xilio Therapeutics, Inc.

828 Winter Street, Suite 300

Waltham, Massachusetts 02451

(617) 430-4680

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Statement of Incorporation by Reference

This Registration Statement on Form S-8, relating to the 2021 Stock Incentive Plan and the 2021 Employee Stock Purchase Plan of Xilio Therapeutics, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-260460, filed with the Securities and Exchange Commission (“SEC”) on October 25, 2021 by the Registrant, except as otherwise set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents which have been previously filed (not furnished) with the SEC:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 1, 2022 (File No. 001-40925);
(b)	the Registrant’s Current Reports on Form 8-K, as filed with the SEC on January 6, 2022, February 4, 2022 and March 1, 2022; and
(c)	the description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on October 18, 2021 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the description therein has been updated and superseded by the description of our Common Stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 1, 2022, and including any amendments or reports filed for the purpose of updating such description (File No. 001-40925).

In addition, all other documents filed (not furnished) by the Registrant pursuant to Section 13(a), Section 13(c), Section 14 or Section 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part of this Registration Statement from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished to and not filed with the SEC in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be

Item 8.Exhibits.

The following exhibits are incorporated herein by reference:

Number	Description

3.1

Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 001-40925), filed with the Securities and Exchange Commission on October 26, 2021)

3.2

Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K (File No. 001-40925), filed with the Securities and Exchange Commission on October 26, 2021)

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1*	Power of attorney (included on the signature pages of this registration statement)

99.1

2021 Stock Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-259973) filed with the Securities and Exchange Commission on October 18, 2021)

99.2

2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1 (File No. 333-259973) filed with the Securities and Exchange Commission on October 18, 2021)

107.1*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts on this 1st day of March, 2022.

XILIO THERAPEUTICS, INC.

By:	/s/ René Russo
René Russo
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Xilio Therapeutics, Inc., hereby severally constitute and appoint René Russo, Salvatore Giovine and Chris Frankenfield, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Xilio Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ René Russo	President and Chief Executive Officer, Director (Principal Executive Officer)	March 1, 2022
René Russo

/s/ Salvatore Giovine	Chief Financial Officer (Principal Financial and Accounting Officer)	March 1, 2022
Salvatore Giovine

/s/ Daniel S. Lynch	Chairman of the Board	March 1, 2022
Daniel S. Lynch

/s/ Sara M. Bonstein	Director	March 1, 2022
Sara M. Bonstein

/s/ Paul J. Clancy	Director	March 1, 2022
Paul J. Clancy

/s/ Daniel Curran	Director	March 1, 2022
Daniel Curran

/s/ Michael Ross	Director	March 1, 2022
Michael Ross

/s/ Christina Rossi	Director	March 1, 2022
Christina Rossi

/s/ Yuan Xu	Director	March 1, 2022
Yuan Xu